Exhibit 10.71

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into by the following parties (the “Parties”) on February 10, 2017:

Lender: AMBOW EDUCATION MANAGEMENT (HONG KONG) LTD

Address: 12/F Ruttonjee House, 11 Duddell Street, Central, HK.

Borrower: Chaio-Ling Hsu

ID card number : A220920613, Address: No.92, Alley 57, lane 103, Linwulong Street, 23 Neiliaoli , Anle District, Keelung City ,Taiwan

Borrower: Shuhui Cai

ID card number : A220737216, Address: No.5, lane 1, Linxin East Street, 2 Futaili, Songshan District, Taipei City, Taiwan

(Chiao-Ling Hsu and Shuhui Cai are hereinafter collectively referred to as “Borrowers”)

WHEREAS:

(1) IValley Co., Ltd. (“ IValley”) is a enterprise lawfully established under the laws of Taiwan, with a registered capital of TWD 5 million, of which TWD 3 million is contributed by Chiao-Ling Hsu, representing 60% equity interest in the Company; TWD 2 million is contributed by Shuhui Cai , representing 40% equity interest in the Company;

(2) Chiao-Ling Hsu and Shuhui Cai are going to borrow TWD 3 million and TWD 2 million from Lender , respectively;

Through friendly consultations and in the spirit of equality and mutual benefits, the Parties agree as follows:

1. Loan

1.1 Lender agrees to provide a loan to Chiao-Ling Hsu, the principal of which amounts to TWD 3 million; and to provide a loan to Shuhui Cai, the principal of which amounts to TWD 2 million (collectively “Loans”).

1.2 Borrowers agree to accept the aforementioned Loans provided to them respectively by Lender and assume responsibilities in connection with their respective share in the Loans.

2. Pledge Security

2.1 Borrowers hereby undertake that the Loans hereunder shall be only used to repay the loans borrowed for purposes of making equity investment in the Company.

2.2 Without Lender’s prior written consent, Borrowers shall not use their equity interest in IValley to pledge, assume obligations, create any third party interests, or transfer such equity interest to any third party.

3. Repayment

3.1 Borrowers and Lender hereby mutually agree and confirm that the period of the loan of this agreement is 10 months from the date of activation, and the way of return is made by the two parties separately

3.2 The Parties agree that, subject to the laws of Taiwan and necessary approvals of the Republic of China government (if applicable), if Borrowers transfer all or part of their equity interest in the Company to Lender or a third party designated by Lender in accordance with the provisions of the Call Option Agreement entered into between Borrowers and Lender on the even date herewith (including any amendments thereafter), the loan that the Borrower shall repay to Lender under this Agreement and is equivalent in amount to the price of the transferred equity interest (“Price of Transferred Shares”, as defined below) shall be deemed repaid. For the purposes of this Section, the Price of Transferred Shares shall be calculated as follows: Price of Transferred Shares = Total Amount of Loans x (Number of Transferred Shares/Total Number of Shares).

3.3 Borrowers and Lender hereby mutually agree and acknowledge that, under any of the following circumstances, Borrowers shall repay the loan immediately:

(1) Borrowers are dead, or have no legal capacity or restricted legal capacity;

(2) Borrowers resign or are dismissed from Lender or an affiliate of Lender;

(3) Borrowers commit a crime or are involved in a crime;

(4) Any other third party claims against Borrowers for payment of any debt above TWD 500,000.

4. Representations and Warranties

4.1 Borrowers make the following representations and warranties to Lender and acknowledge that Lender executes and performs this Agreement in reliance on such representations and warranties:

(1) Borrowers have the right to execute and perform this Agreement; Borrower’s execution and performance of this Agreement are in compliance with the articles of association and other constitution documents of IValley; Borrowers have obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement.

(2) Borrowers’ execution and performance of this Agreement shall not violate any laws, regulations, or government approvals, authorizations, notices or other government documents which they are subject to or may be affected, nor shall such execution and performance violate any agreements entered into by Borrowers with any third party or any undertakings made to any third party;

(3) Upon execution, this Agreement shall constitute lawful, valid obligations that may be enforced against Borrowers according to law.

(4) There is no actual or potential dispute, lawsuit, arbitration, administrative proceedings or any other legal proceedings relating to the equity interest that Borrowers holds in IValley.

4.2 Lender makes the following representations and warranties to Borrowers:

(1) It is a enterprise lawfully established under the laws of Hong Kong

(2) It will execute and perform this Agreement within its corporate power and business scope;

(3) it has taken necessary corporate actions and appropriate authorizations and obtained consents and approvals from third parties and government departments,

(4) it will not violate any legal and contractual restrictions which it is subject to or may be affected;

(5) Upon execution, this Agreement shall constitute lawful, valid and binding obligations that may be enforced against Lender in accordance with the terms hereof.

5. Borrowers’ Undertakings

Borrowers undertake that, during the term of this Agreement, they shall:

(1) complete the establishment of IValley registration according to laws of Taiwan before March 20, 2017, and has engaged in the business license within the scope of business and its assets have required all government permission, authorization, license, registration and filing etc;

(2) After the Intelligence Valley set up is complete, the borrower shall legally hold all the equity intelligence Valley, which made Chiao-Ling Hsu 60% stake, Shuhui Cai 40% stake, the borrower should produce issued by the accounting firm of a capital verification report has full payment of capital contributions to the lender;

(3) not sell, transfer, pledge or otherwise dispose of, or allow any other security interest to be created on the equity interest or other interests they hold in IValley other than the equity pledge and other rights created for the benefit of Lender;

(4) not vote to agree at any shareholders’ meetings of IValley or support or sign any shareholders’ resolutions that approve the sale, transfer, pledge or disposal of the legal and beneficial interests in the equity interest of IValley, or allow any other security interest to be created on such interests without Lender’s prior written consent, other than to Lender or a person designated by Lender;

(5) not vote to agree at any shareholders’ meetings of IValley or support or sign any shareholders’ resolutions that approve IValley’s merger or affiliation with any company or the acquisition of or investment in any company without Lender’s prior written consent;

(6) notify Lender immediately of any action, arbitration or administrative proceedings in relation to the equity interest in Domestic Company that have occurred or may occur;

(7) execute all necessary or proper documents, take all necessary or proper actions, and bring in all necessary or proper indictments or make necessary or proper defenses against all claims in order to maintain their ownership of the equity interest in IValley;

(8) not commit any act or omission that may significantly affect IValley’s assets, business and liabilities without Lender’s prior written consent;

(9) appoint any person nominated by Lender as the Board member of IValley at the request of Lender;

(10) immediately and unconditionally transfer all of their equity interest in IValley to Lender and/or a person designated by Lender subject to and to the extent permitted by the PRC laws in the event that Lender exercises the Call Option set forth herein;

(11) not request IValley to distribute dividends or profits to them without Lender’s consent;

(12) repay Lender all equity transfer proceeds as the principal of the Loan and the interest or the cost of occupied funds permitted under the laws as soon as they transfer the equity interest in Domestic Company to Lender or a person designated by Lender; and

(13) strictly comply with various provisions hereof, duly perform all their obligations hereunder, and not commit any act or omission that is sufficient to affect the validity and enforceability of this Agreement.

5.2 Borrowers undertake that, during the term of this Agreement, as the shareholders of IValley, they shall cause IValley:

(1) not to supplement, alter or modify its constitutional documents in any way, or increase or decrease its registered capital, or change its capital structure in any way without Lender’s prior written consent;

(2) to maintain its existence in accordance with good financial and business standards and practice, and operate its business and handle its affairs diligently and efficiently;

(3) not to sell, transfer, pledge or otherwise dispose of its lawful or beneficial interest in any assets, business or income at any time from the date hereof, or allow any other secure interest to be created on such interest without Lender’s prior written consent;

(4) not to incur, assume, guarantee or allow the existence of any obligations without Lender’s prior written consent, other than (i) any obligations arising during the ordinary course of business rather than by means of loans and (ii) any obligations that have been disclosed to and approved by Lender;

(5) to operate all its business during the ordinary course of business all the time to maintain its asset value;

(6) not to enter into any material contract (for the purposes of this paragraph, if a contract’s value is more than RMB 1 million, it shall be deemed as a material contract) without Lender’s prior written consent except during the ordinary course of business;

(7) to provide Lender with all information about its operations and financial conditions at the request of Lender;

(8) not to merge or affiliate with any company or acquire or invest in any company without Lender’s prior written consent;

(9) not to distribute dividends to shareholders without Lender’s prior written consent, and to immediately distribute all of its distributable profits to its shareholders at the request of Lender;

(10) to notify Lender immediately of any action, arbitration or administrative proceedings in relation to its assets, business and revenue that have occurred or may occur;

(11) to execute all necessary or proper documents, take all necessary or proper actions, and bring in all necessary or proper indictments or make necessary or proper defenses against all claims in order to maintain its ownership of all of its assets; and

(12) to strictly comply with the service agreement and other agreements entered into with any affiliate of Lender, duly perform all its obligations under the service agreement and other agreements, and not to commit any act or omission that is sufficient to affect the validity and enforceability of the service agreement and other agreements.

6. Breach

6.1 The borrower directly or indirectly in violation of this Agreement any obligation or statement and guarantee, such as according to their nature may be corrected, the lender in writing within a reasonable period of time to correct, but fails to be completed after the receipt of the notification on about correction within the time limit, constitute a breach of this agreement or not according to their nature as correct, in the circumstances, constitute a breach of this agreement or.

6.2 If the borrower defaults or loan to the borrower and to claim damages (including but not limited to the actual damage and loss of interest, because the action of criminal and administrative procedures for civil, expenses and attorney's fees, expenses, and credit and) in accordance with the relevant provisions of the civil law and other rights.

6.3 Where Borrowers fail to repay Lender the Loans in accordance with this Agreement, Borrowers should pay the interest rate of 20% of the annual interest rate, and shall pay Lender overdue interest at a daily rate of 0.01% for any loan which is due and payable but has not been repaid.

7. Effectiveness and Termination

This Agreement shall come into effect from the date of execution by the Parties and terminate after Borrowers fully repay the Loans under this Agreement.

8. Confidentiality

8.1 Either Party agrees to use its best endeavors to take all reasonable measures to keep confidential all confidential materials and information that is known to or accessed by it by means of disclosure by the other Party (“Confidential Information”). Without the disclosing Party’s prior written consent, the receiving Party shall not disclose, give or transfer any such Confidential Information to any third party. Upon termination of this Agreement, the receiving Party shall return to the disclosing Party or destroy any documents, materials or software that may contain the Confidential Information at the disclosing Party’s request, and delete any confidential information from any relevant memory devices, and shall not continue to use such Confidential Information.

8.2 The Parties agree that this Section shall survive regardless of whether this Agreement is altered, terminated or expired.

9. Notices

9.1 Any notices or other communications given by either Party as required hereunder shall be written in Chinese, and sent to the other Party’s address by personal delivery, or generally accepted courier service or facsimile.

9.2 If the notices are sent by personal delivery, they shall be deemed as effectively given on the date of delivery; if they are sent by facsimile, they shall be deemed as effectively given on the day following the date of facsimile transmission; if they are sent by courier, they shall be deemed effectively given on the day shown on the return receipt.

10. Governing Law and Dispute Resolution

10.1 This Agreement shall be governed by and construed in accordance with the laws of Taiwan.

10.2 If any dispute arises between the Parties in connection with the interpretation and performance of the terms hereof, the Parties shall negotiate in good faith to resolve such dispute. If no agreement can be reached, either Party shall have the right to submit such dispute to The Republic of China Arbitration Association for arbitration in accordance with its then effective rules. The arbitration shall be held in Taipei.

10.3 Except the matters in dispute, the Parties shall continue to perform their respective obligations hereunder in good faith in accordance with the provisions hereof.

11. Miscellaneous

11.1 Any amendment and supplement to this Agreement shall be made by written agreement duly signed by the Parties. Any signed amendment and supplement constitutes a part of this Agreement and shall have the same force and effect as this Agreement.

11.2 Borrowers shall not assign their rights and obligations hereunder to any third party without Lender’s prior written consent.

11.3 If any provisions hereof are deemed unlawful or unenforceable under applicable laws, such provisions shall be deemed deleted from this Agreement and invalid. However, this Agreement shall remain effective and shall be deemed not having such provisions from the beginning. The Parties shall discuss with each other to replace the deleted provisions with lawful and valid provisions that are acceptable to Lender.

11.4 The headings herein are for convenience only, and shall not affect the interpretation of any provisions hereof.

11.5 Unless otherwise provided herein, either Party’s failure to exercise or delay in exercising any of its rights or powers hereunder shall not be construed as a waiver of such rights or powers. Any single or partial exercise of any rights or powers shall not preclude the exercise of other rights or powers.

11.6 This Agreement shall supersede any prior or concurrent verbal or written agreement, understanding and communication between the Parties in connection with this Agreement.

11.7 This agreement is signed by one type of three copies, each party holds one original.

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement on the date first above written.

AMBOW EDUCATION MANAGEMENT (HONG KONG) LTD.

Authorized Representative:	/s/

Chiao-Ling Hsu

Signature:	/s/

Shuhui Cai

Signature:	/s/